Execution Version

Exhibit 10.3
FORBEARANCE AGREEMENT, FOURTEENTH AMENDMENT, AND BORROWING BASE AGREEMENT
This Forbearance Agreement, Fourteenth Amendment, and Borrowing Base Agreement (this “Agreement”) dated as of July 2, 2020 (the “Effective Date”) is among Lonestar Resources America Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders (as defined below), and Citibank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as issuing bank.
INTRODUCTION
A.    The Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Issuing Bank, and Administrative Agent are parties to that certain Credit Agreement dated as of July 28, 2015, as amended or otherwise modified by a Limited Consent and Waiver dated as of October 7, 2015, a First Amendment to Credit Agreement dated as of April 29, 2016, a Second Amendment to Credit Agreement dated as of May 19, 2016, a Third Amendment to Credit Agreement dated as of July 22, 2016, a Fourth Amendment to Credit Agreement dated as of November 23, 2016, a Fifth Amendment to Credit Agreement and Limited Waiver dated as of December 29, 2016, a Sixth Amendment and Joinder to Credit Agreement dated as of June 15, 2017, a Limited Waiver, Borrowing Base Redetermination Agreement, Amendment No. 7 to Credit Agreement dated as of January 4, 2018, Borrowing Base Redetermination Agreement and Amendment No. 8 to Credit Agreement dated as of May 24, 2018, a Consent Agreement dated as of September 28, 2018, a Ninth Amendment and Joinder to Credit Agreement dated as of November 15, 2018, a Borrowing Base Redetermination and Tenth Amendment to Credit Agreement dated as of June 17, 2019, a Limited Waiver and Eleventh Amendment to Credit Agreement dated as of April 7, 2020, a Twelfth Amendment to Credit Agreement dated as of May 8, 2020, and a Waiver and Thirteenth Amendment to Credit Agreement dated as of June 11, 2020 (as so amended or otherwise modified and as may be further amended or otherwise modified from time to time, including, without limitation, by this Agreement, the “Credit Agreement”).
B.    As of the date hereof, the Defaults and Events of Default identified on Exhibit A attached hereto have occurred and are continuing or are reasonably likely to occur during the Forbearance Period (the “Specified Defaults”).

C.    The Borrower has requested, and the Administrative Agent and the Lenders have agreed, that, subject to the terms and conditions set forth herein, solely during the Forbearance Period (as defined below), the Administrative Agent and the Lenders will forbear from exercising certain remedies against the Borrower and the other Loan Parties with respect to the Specified Defaults.
THEREFORE, the Borrower, the Administrative Agent, and the other parties hereto hereby agree as follows:
Section 1.Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2.    Acknowledgement and Forbearance.
(a)Each Loan Party acknowledges and agrees that (i) the occurrence and continuation, or future occurrence and continuation, of the Specified Defaults constitutes, or will constitute, a Default or

Event of Default, as applicable, under the Credit Agreement, (ii) none of the Specified Defaults has been cured as of the date hereof, and (iii) except for the Specified Defaults, no other Defaults or Events of Default have occurred and are continuing as of the date hereof, or are reasonably expected to occur during the period of time starting from the Effective Date until the Forbearance Termination Date (as defined below) (such period of time being referred to herein as the “Forbearance Period”).
(b)The Administrative Agent and the Lenders parties hereto hereby agree, subject to the terms of this Agreement, to forbear from exercising any rights and remedies under the Loan Documents arising solely as a result of the Specified Defaults until the date (the “Forbearance Termination Date”) that is the earlier to occur of (i) 5:00 p.m. Houston time, on July 31, 2020 and (ii) the date of the occurrence of a Forbearance Termination Event (as defined below). For the avoidance of doubt, each Lender hereby agrees until the Forbearance Termination Date not to exercise any rights and remedies it may have against the Loan Parties that may arise as a result of the Specified Events of Default triggering a breach or other default under any other agreement that a Loan Party may have with such Lender in its capacity as a Swap Lender or Treasury Management Party. Notwithstanding anything herein to the contrary, nothing herein shall prevent the Administrative Agent from charging a post-default rate of interest as set forth in Section 3.02(c) the Credit Agreement, which accrues automatically upon the occurrence of any Event of Default.
Any of the following shall constitute a “Forbearance Termination Event” under this Agreement:
(i)    the failure of any Loan Party to comply with any covenant or agreement contained in this Agreement, including without limitation the failure to comply with the covenants and agreements set forth in Section 7 hereof;
(ii)    any representation or warranty contained in this Agreement shall fail to be correct or shall be misleading;
(iii)    the exercise by any creditor or holder of Debt of any Loan Party of any right or remedy available to them in connection with any default under the documents governing such Debt or at Applicable Law, resulting in, or giving such creditor or holder the right to initiate, any action, including any action that may result in (A) any foreclosure or enforcement action against any Collateral or (B) acceleration of such Debt;
(iv)    the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any applicable bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding with respect to any Loan Party (regardless of whether commenced by the Borrower, any other Loan Party or any other Person);
(v)    any Loan Party repudiates or asserts a defense to any obligation or liability under this Agreement, the Credit Agreement, or any other Loan Document, or makes or pursues a claim against the Administrative Agent or any Lender in connection with this Agreement, the Credit Agreement or any other Loan Document;
(vi)    the occurrence or existence of any Default or Event of Default (other than the Specified Defaults);
(ix)    on or prior to July 16, 2020 (or such later date as is acceptable to the Administrative Agent), the Borrower shall have failed to deliver to the Administrative Agent a detailed proposal for restructuring the Loan Parties’ indebtedness in form and substance satisfactory to the Administrative Agent and the Required Lenders, each in its sole discretion;

(x)    the Borrower shall fail to, or shall fail to cause each of its Subsidiaries and each of their respective officers, directors, employees, and advisors, to (i) cooperate fully with Opportune LLP (“Opportune”), financial advisor to the Administrative Agent, in Opportune’s review, analysis, and evaluation of the Borrower’s and its Subsidiaries’ financial affairs, finances, financial conditions, business, and operations (including historical financial information and projections) and (ii) cooperate fully with the Administrative Agent, the Lenders, and their respective designees and advisors in furnishing information reasonably available to the Borrower and its Subsidiaries as and when requested by the Administrative Agent, the Lenders, and their respective designees and advisors, including, without limitation, the Borrower’s and its Subsidiaries’ financial affairs, finances, financial condition, business, and operations, including without limitation, if requested by the Administrative Agent, participation in conference calls with the Administrative Agent and the Lenders to occur on a mutually agreeable date at a mutually agreeable time not more than once during any calendar week; and
(xi)    the Borrower shall fail to cause the chief executive officer, the chief financial officer, and such other officers, directors, employees, and advisors of the Borrower to make themselves available at the request of the Administrative Agent, the Lenders, and their respective designees and advisors, subject to privilege and other confidentiality requirements, to discuss any matters regarding the Borrower’s or any Subsidiary’s financial affairs, finances, financial condition, business, and operations, all upon reasonable notice during normal business hours, or shall fail to fully disclose to the Administrative Agent, the Lenders, and their respective designees and advisors all information reasonably requested by the Administrative Agent, the Lenders, and their respective designees and advisors regarding the foregoing.
(c)The forbearance by the Lenders described above is limited to the Specified Defaults. Such forbearance is limited to the extent expressly described herein and shall not be construed to be a consent to or a waiver of the Specified Defaults or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Secured Parties reserve (i) the right to exercise any rights and remedies available to them in connection with such Specified Defaults on and after the Forbearance Termination Date and (ii) the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.
(d)Each Loan Party hereby further agrees and acknowledges that (i) the Specified Defaults have not been waived as a result of this Agreement and that the forbearance by the Lenders is temporary in nature, and (ii) from and after the Forbearance Termination Date, all rights and remedies of the Lenders enjoined as a result of this Section 2 shall be automatically reinstated.
Section 3.    Borrowing Base.
(a)    Redetermination. Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be redetermined to be $225,000,000, and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement or any other Loan Document. The parties hereto hereby acknowledge and agree that the redetermination of the Borrowing Base established pursuant to this Section 3(a) shall constitute the July 2020 Borrowing Base Redetermination under the Credit Agreement and the Thirteenth Amendment.
(b)    Borrowing Base Deficiency. The Borrower acknowledges that it has received notice of the redetermination of the Borrowing Base at $225,000,000 pursuant to clause (a) of this Section and Section 2.07(d) of the Credit Agreement. As a result of such redetermination, there is a Borrowing Base Deficiency of $60,397,633.71 in existence as of the date hereof (the “Existing Borrowing Base Deficiency”).

The Borrower further acknowledges that it has received notice of such Existing Borrowing Base Deficiency pursuant to Section 2.07(f)(i) of the Credit Agreement.
Section 4.    Amendments to Credit Agreement.
(a)    Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby amended by adding the following new definition in the appropriate alphabetical order therein:
“Forbearance Effective Date” means July 2, 2020.
“Specified Sale” means the sale of Oil and Gas Properties that is to be consummated pursuant to the terms and conditions set forth in that certain draft Wellbore Assignment, together with all exhibits or other attachments thereto, among Eagleford Gas 8, LLC, as assignor, and Rivershore STX I, LLC, as assignee, which was delivered to the Administrative Agent by the Borrower on June 26, 2020 at 7:01 a.m. Central time.
(b)    Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Limitation Period” in its entirety as follows:
“Limitation Period” means the period commencing from and including the Forbearance Effective Date and continuing thereafter.
(c)    Section 3.04(c) of the Credit Agreement (Mandatory Prepayments) is hereby amended by (i) re-numbering clauses (v) and (vi) to become clauses (vi) and (vii), respectively, and (ii) adding a new clause (v) in the appropriate numerical order therein as follows:
(v)    If, at any time during the Limitation Period, (A) the Borrower or any Subsidiary sells, assigns, farms-out, conveys, or otherwise transfers any Properties after the Forbearance Effective Date (other than the Specified Sale), the Borrower shall, on the date that such sale, assignment, farm-out, conveyance, or transfer occurs, prepay the Borrowings in an aggregate principal amount equal to 100% of the proceeds received in respect of such sale, assignment, farm-out, conveyance, or transfer, or (B) a termination, liquidation, or unwinding of any Swap Agreement to which the Borrower or any of its Subsidiaries is a party occurs after the Forbearance Effective Date, the Borrower shall, on the date that the proceeds, if any, are received in respect of such termination, liquidation, or unwind, prepay the Borrowings in an aggregate principal amount equal to 100% of the Swap Termination Value (to the extent positive), and in each case, the Borrowing Base shall be permanently reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount of such prepayment as set forth in Section 9.12(c) or Section 9.22, as applicable.
(d)    Section 9.05(h) of the Credit Agreement (Investments, Loans and Advances) is hereby amended by adding the following new proviso at the end of such clause as follows:
; provided further that, no Investments shall be permitted to be made pursuant to this Section 9.05(h) during the Limitation Period;
(e)    Section 9.05(i) of the Credit Agreement (Investments, Loans and Advances) is hereby amended by adding the following new proviso at the end of such clause as follows:
; provided further that, no Investments shall be permitted to be made pursuant to this Section 9.05(i) during the Limitation Period;
(f)    Section 9.05(j) of the Credit Agreement (Investments, Loans and Advances) is hereby amended by adding the following new proviso at the end of such clause as follows:

; provided that, no Investments shall be permitted to be made pursuant to this Section 9.05(j) during the Limitation Period;
(g)    Section 9.05(l) of the Credit Agreement (Investments, Loans and Advances) is hereby restated in its entirety as follows:
(l)    Investments made by the Borrower or any Subsidiary in or to the Excluded Subsidiary prior to the Forbearance Effective Date in an amount not to exceed $3,000,000 in the aggregate solely for the purpose of funding the acquisition by the Excluded Subsidiary of the corporate headquarters of the Borrower and its Subsidiaries; provided, that both immediately prior to and after giving effect thereto, no Default shall have occurred and be continuing or shall result therefrom; and
(h)    Section 9.12 of the Credit Agreement (Sale of Properties) is hereby restated in its entirety as follows:
Section 9.12    Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property (other than to the Borrower or a Guarantor) except for:
(a)    the sale of Hydrocarbons in the ordinary course of business;
(b)    the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; and
(c)    sales, assignments, farm-outs, conveyances and other transfers of Properties that are consummated after the Forbearance Effective Date; provided that (i) the fair market value of all Properties sold or disposed of pursuant to this clause (c) (other than the Specified Sale) shall not exceed $10,000,000 in the aggregate, (ii) 100% of the consideration received in respect of such sale, assignment, farm-out, conveyance, or transfer shall be cash, (iii) the consideration received in respect of such sale, assignment, farm-out, conveyance, or transfer shall be equal to or greater than the fair market value of the Property sold or disposed of (as reasonably determined by the board of directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (iv) on the date that such sale, assignment, farm-out, conveyance, or transfer of Properties occurs (other than the Specified Sale), all proceeds of such sale, assignment, farm-out, conveyance, or transfer shall be applied by the Borrower to prepay the Borrowings in an aggregate principal amount equal to 100% of such proceeds received as required pursuant to Section 3.04(c)(v), and (v) the Borrowing Base shall be automatically and permanently reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount of such prepayment described in clause (iv).
(i)    Section 9.22 of the Credit Agreement (Limitation on Swap Terminations) is hereby restated in its entirety as follows:
Section 9.22    Limitation on Swap Terminations. The Borrower shall not, nor shall it permit any of its Subsidiaries to, take any action causing, or otherwise permit, the termination, liquidation, or unwinding of any Swap Agreement to which the Borrower or any of its Subsidiaries is a party unless (a) the Borrower prepays the Borrowings in an aggregate principal amount equal to 100% of the Swap Termination Value (to the extent positive) as required pursuant to Section 3.04(c)(v) and (b) the Borrowing Base is automatically and permanently reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount of such prepayment described in clause (a).
(j)    Article XI of the Credit Agreement (The Agents) is hereby amended by adding new Section 11.12 at the end thereof as follows:

Section 11.12    Credit Bidding.
(a)    The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, at the direction of the Majority Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable laws or regulations.
(b)    Each Secured Party hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Majority Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable laws or regulations to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral; provided that, for the avoidance of doubt, this subsection (b) shall not limit the rights of (i) any Swap Lender to terminate any Swap Agreement or net out any resulting termination values, or (ii) any Treasury Management Party to terminate any Treasury Management Agreement or set off against any deposit accounts of the Borrower or any other Loan Party.
Section 5.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that:
(a)    the representations and warranties set forth in the Credit Agreement and in the other Loan Documents, except as such relate to the Specified Defaults and Section 7.22 of the Credit Agreement, are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty is true and correct in all respects) on and as of the date of this Agreement;
(b)    (i) the execution, delivery, and performance of this Agreement are within the corporate, limited partnership or limited liability company power, as appropriate, and authority of each such Loan Party and have been duly authorized by appropriate proceedings, (ii) this Agreement constitutes a legal, valid, and binding obligation of such Loan Party, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (iii) there are no governmental or other third party consents, licenses or approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and
(c)    as of the effectiveness of this Agreement and after giving effect hereto, no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing.
Section 6.    Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of each of the following:
(a)    receipt by the Administrative Agent of this Agreement, duly and validly executed by the Borrower, the Administrative Agent, and the Majority Lenders;
(b)    no Default or Event of Default, other than the Specified Defaults, shall have occurred and be continuing as of the Effective Date;

(c)    as of the Effective Date, the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents, except as such relate to the Specified Defaults and Section 7.22 of the Credit Agreement, shall be true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date; and
(d)    the Borrower having paid all costs, expenses, and fees which have been invoiced and are payable pursuant to the Credit Agreement or this Agreement.
Section 7.    Acknowledgments and Agreements.
(a)    Cooperation; Conference Calls. The Borrower hereby covenants and agrees that it shall and shall cause each of its Subsidiaries, and shall cause each of their respective officers, directors, employees and advisors to (i) cooperate fully with Opportune in Opportune’s review, analysis, and evaluation of the Borrower’s and its Subsidiaries’ financial affairs, finances, financial conditions, business, and operations (including historical financial information and projections) and (ii) cooperate fully with the Administrative Agent, the Lenders, and their respective designees and advisors in furnishing information reasonably available to the Borrower and its Subsidiaries as and when requested by the Administrative Agent, the Lenders, and their respective designees and advisors, including, without limitation, the Borrower’s and its Subsidiaries’ financial affairs, finances, financial condition, business, and operations, including without limitation, if requested by the Administrative Agent, participation in conference calls with the Administrative Agent and the Lenders to occur on a mutually agreeable date at a mutually agreeable time not more than once during any calendar week.
(b)    Requested Information. At the reasonable request of the Administrative Agent, the Lenders, and their respective designees and advisors, subject to privilege and other confidentiality requirements, the Borrower hereby agrees that it shall cause the chief executive officer, the chief financial officer, and such other officers, directors, employees, and advisors of the Borrower to make themselves available to discuss any matters regarding the Borrower’s or any Subsidiary’s financial affairs, finances, financial condition, business, and operations, all upon reasonable notice during normal business hours to fully disclose to the Administrative Agent, the Lender, and their respective designees and advisors all information reasonably requested by the Administrative Agent, the Lenders, and their respective designees and advisors regarding the foregoing.
(c)    Weekly 13-Week Forecast and Variance Report. No later than 5:00 p.m. (Houston, Texas time) on Wednesday of each week (commencing on the first Wednesday immediately following the Effective Date), the Borrower shall deliver to the Administrative Agent (i) a certificate of a Financial Officer, setting forth (A) an accounts payable aging report of the Borrower and its Subsidiaries and (B) a rolling operating budget (including (1) cash flow projections covering proposed fundings, repayments, additional advances, investments, and other cash receipts and (2) disbursements for the Borrower and its Subsidiaries) covering the 13-week period following the date of such delivery (the “13-Week Forecast”), and (ii) a variance report showing the percentage and dollar variance of actual receipts and disbursements for the immediately preceding week including a reconciliation of actual expenditures and disbursements with those set forth in 13-Week Forecast on a line by line basis showing any variance to the proposed corresponding line items of the 13-Week Forecast for such week, in each case, in form and substance satisfactory to the Administrative Agent. The Borrower agrees that there shall not be greater than a 10% variance between the line items for disbursements for the applicable week related to (x) capital expenditures and (y) total operating disbursements

(other than professional fees), in any such 13-Week Forecast, and the corresponding actual expenditures and disbursements (other than professional fees) for such line items set forth in such report for the applicable week.
(d)    Monthly Income Statements and Balance Sheets. No later than 5:00 p.m. (Houston, Texas time) on the twenty-first (21st) day of each calendar month (commencing on July 21, 2020), the Borrower shall deliver detailed financial information with respect to the calendar month most recently ended, including income statements and balance sheets for the Borrower and its Subsidiaries, and other documents and information relevant to the financial and operating condition of the Borrower and its Subsidiaries as may be requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent.
(e)    Default Interest. Each Loan Party acknowledges that during such time as any Event of Default exists, the Obligations shall bear interest at the rate then applicable to such Loans, plus the Applicable Margin, if any, plus an additional two percent (2%), as set forth in Section 3.02(c) of the Credit Agreement (each such incremental 2% amount, the “Default Amount”); provided, however, at this time, the Lenders have agreed to temporarily not apply the Default Amount on the Obligations expressly conditioned upon the Lenders having the right, and the Loan Parties hereby agree that the Lenders shall have the right, to apply the Default Amount, including retroactively, to the date of the occurrence of any Event of Default pursuant to the Credit Agreement. The agreement to temporarily not apply the Default Rate specifically resulting from the Specified Defaults is not, and should not be construed as, a permanent waiver of the application of the Default Rate to the Specified Defaults, any other existing Default or Event of Default, or to any other Default or Event of Default which may exist.
(f)    Obligations. The Loan Parties hereby acknowledge and agree that as of the Effective Date, the aggregate outstanding principal amount of the Revolving Credit Exposure is $285,397,633.71, plus accrued and unpaid interest, fees, expenses, and any other amounts owing pursuant to the Credit Agreement. Each Loan Party further acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms (including the accrual of the interest at the rate set forth in clause (e) above), and each Loan Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Loan Party, Administrative Agent, and each other party hereto does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and each Loan Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, the Guaranty Agreement and the Security Instruments are not impaired in any respect by this Agreement.
(g)    Professional Advisors. Administrative Agent has (i) engaged and retained Linklaters LLP as legal counsel and is continuing to use Bracewell LLP as legal counsel and (ii) engaged and retained Opportune as financial advisor, and Borrower expressly agrees to reimburse Administrative Agent for all documented out-of-pocket fees, costs, and expenses incurred by Administrative Agent whether before or after the date hereof as a result of such engagements within 14 days of the date of any invoice.
(h)    Other Defaults; Strict Performance; Course of Dealing. The description herein of the Specified Defaults is based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default. The failure of the Lenders to give notice to any Loan Party of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof. Each Loan Party hereby agrees and acknowledges that the Secured Parties require and will require strict performance by the Loan Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents (including any action or circumstance which is prohibited or limited during the existence of a Default or Event of Default), and no inaction or action by any Secured Party regarding any Default or Event of Default (including, but not limited to, the Specified Defaults) is intended to be or shall be a waiver thereof. Each Loan Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Secured Party in the Credit Agreement or in any other Loan Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.
(i)    Reservation of Rights. For the avoidance of doubt, each Loan Party hereby also agrees and acknowledges that the forbearance provided under Section 2 above shall not operate as a waiver of or otherwise prejudice any of the rights and remedies of the Administrative Agent and the Lenders as to the Specified Defaults or otherwise, other than as expressly provided in Section 2. The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents except as expressly set forth in Section 2. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, including but not limited to, the Specified Defaults, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.
(j)    This Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of the representations, warranties, and covenants under this Agreement shall be an immediate Event of Default, without grace period under the Credit Agreement.
(k)    Further Advances and Continuations and Conversions. The Borrower and each other party hereto hereby acknowledges and agrees that (i) Borrowings may not be continued as, or be converted into, Eurodollar Borrowings, and (ii) the Lenders have no obligation to make additional Loans until the Specified Defaults and all other Defaults, if any, have been waived in writing by the Lenders (it being understood that none of the Lenders are obligated to grant any such waiver) and such other conditions as required under the Credit Agreement have been met.
(l)    Lenders’ Rights. The Lenders, except as expressly set forth in this Agreement, (A) expressly retain and reserve all their rights and remedies available to them at any time (including, without limitation, (i) the right to declare the Loans, all interest thereon, and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon each Loan, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, (ii) the right to charge a default rate of interest as set forth in the Credit Agreement, (iii) the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower and any other Loan Party now or hereafter existing under the Credit Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under the Credit Agreement or such other Loan Document and although such obligations may be unmatured, and (iv) the right to engage additional counsels and other advisors at the Borrower’s expense and without any further notice, except for the notice, if any, required under the Credit Agreement or applicable law; and (B) do not waive the Specified Defaults or agree to forbear from any rights or remedies with respect thereto; any such waiver or forbearance, or any extension of the forbearance provided hereunder, if done, would only be effective to the extent, and subject to terms and conditions, set forth in a separate written instrument executed and delivered by all the Lenders or the Majority Lenders, as required under the Credit Agreement.

(m)    Tolling of Statute of Limitations. The Borrower acknowledges and agrees that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action that the Administrative Agent or the Lenders may be entitled to take or bring in order to enforce their rights and remedies against any Loan Party (or any of its respective assets) is, to the fullest extent permitted by law, tolled and suspended during the period from the Effective Date until the Forbearance Termination Date.
(n)    Deposit Accounts and Securities Accounts. Notwithstanding any other term of the Credit Agreement, during the Forbearance Period, no Loan Party shall open a deposit account or securities account, or instruct that any deposit account or securities account is maintained for its benefit without the prior written consent of the Administrative Agent.
Section 8.    Reaffirmation of Security Instruments. Each Loan Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is a party, and agrees that each such Security Instrument will continue in full force and effect to secure the Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid, enforceable and subsisting and create a security interest to secure the Obligations.
Section 9.    Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations, as such Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty Agreement, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.
Section 10.    RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and each other Related Party of such Secured Party (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 10 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 10. In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 10 shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents, the payment in full of the Obligations and the termination of the Commitments. Each Loan Party understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for any injunction against any action, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
Section 11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 13.    Invalidity. In the event that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable Governmental Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 14.    Incorporation of Certain Provisions by Reference. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS. The other provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.
Section 15.    Entirety, Etc. THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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EXECUTED to be effective as of the date first set forth above.
BORROWER:

LONESTAR RESOURCES AMERICA INC.

By: /s/ Frank D. Bracken, III
Name:    Frank D. Bracken, III
Title:    Chief Executive Officer

GUARANTORS:

ALBANY SERVICES L L C
AMADEUS PETROLEUM INC.
T-N-T ENGINEERING, INC.

Each By: /s/ Frank D. Bracken, III
Name:    Frank D. Bracken, III
Title:    President

EAGLEFORD GAS, LLC
EAGLEFORD GAS 2, LLC
EAGLEFORD GAS 3, LLC
EAGLEFORD GAS 4, LLC
EAGLEFORD GAS 5, LLC
EAGLEFORD GAS 6, LLC
EAGLEFORD GAS 7, LLC
EAGLEFORD GAS 8, LLC
EAGLEFORD GAS 10, LLC
EAGLEFORD GAS 11, LLC
LONESTAR OPERATING, LLC
LONESTAR RESOURCES, INC.
POPLAR ENERGY, LLC
LA SALLE EAGLE FORD GATHERING LINE LLC
LONESTAR BR DISPOSAL LLC

Each By: By: /s/ Frank D. Bracken, III
Name:    Frank D. Bracken, III
Title:    Chief Executive Officer

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 10 – SOUTHLAND]

ADMINISTRATIVE AGENT/ISSUING BANK:

CITIBANK, N.A.,
as Administrative Agent and Issuing Bank

By: /s/ Bryan McDavid
Name:    Bryan McDavid
Title:    Senior Vice President

LENDERS:

CITIBANK, N.A., as a Lender

By: /s/ Bryan McDavid
Name:    Bryan McDavid
Title:    Senior Vice President

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

ABN AMRO CAPITAL USA LLC, as a Lender

By: /s/ Darrell Holley
Name:    Darrell Holley
Title:    Managing Director

By: /s/ David Montgomery
Name:    David Montgomery
Title:    Managing Director

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

COMERICA BANK, as a Lender

By: /s/ Chris Reed
Name:    Chris Reed
Title:    Vice President

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title:    Director

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Michael Kamauf
Name:    Michael Kamauf
Title:    Authorized Officer

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

TRUIST BANK, as a Lender

By: /s/ Benjamin L. Brown
Name:    Benjamin L. Brown
Title:    Director

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jonathan H. Lee
Name:    Jonathan H. Lee
Title:    Director

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

IBERIABANK, as a Lender

By: /s/ W. Bryan Chapman
Name:    W. Bryan Chapman
Title:    Market President-Energy Lending

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

HANCOCK WHITNEY BANK, as a Lender

By:
Name:
Title:

FORBEARANCE AND FOURTEENTH AMENDMENT – Signature Page

EXHIBIT A
(Specified Defaults)

1.    An Event of Default pursuant to Section 10.01(d) of the Credit Agreement arising from the Borrower’s failure to comply with the current ratio covenant set forth in Section 9.01(b) of the Credit Agreement with respect to the fiscal quarter ended March 31, 2020.

2.    Any Default or Event of Default pursuant to Section 10.01(f) or (g) of the Credit Agreement arising from the Borrower’s failure to make a payment in respect of the 11.25% senior notes due 2023, when and as the same becomes due and payable on July 1, 2020.

3.     An Event of Default pursuant to Section 10.01(d) of the Credit Agreement arising from the Borrower’s failure to comply with the leverage ratio covenant set forth in Section 9.01(a) of the Credit Agreement with respect to the fiscal quarter ended June 30, 2020.

4.    An Event of Default pursuant to Section 10.01(d) of the Credit Agreement arising from the Borrower’s failure to comply with the current ratio covenant set forth in Section 9.01(b) of the Credit Agreement with respect to the fiscal quarter ended June 30, 2020.

Exhibit A